AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of October 2nd, 2009 is by and among Keystone Consolidated Industries, Inc., a Delaware corporation ("Keystone"), Keystone Wire Products Inc., a Delaware corporation ("KWP"), Engineered Wire Products, Inc., an Ohio corporation ("EWP"), Keystone-Calumet, Inc., a Delaware corporation ("KCI"), F V Steel and Wire Company, a Wisconsin corporation ("F V Steel" and, together with Keystone, KWP, EWP and KCI each individually a "Borrower" and collectively, "Borrowers"), Keystone Energy Resources, LLC, a Delaware limited liability company ("KER"), the parties hereto as lenders (each individually, a "Lender" and collectively, "Lenders" as hereinafter further defined) and Wachovia Capital Finance Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, "Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement (defined below).

RECITALS:

WHEREAS, Borrowers, the Agent and the Lenders have entered into that certain Loan and Security Agreement dated as of August 31, 2005 (as amended, the "Loan Agreement");

WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreement as set forth herein; and

WHEREAS, Agent and Lenders have agreed to such amendments upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1           Amendments to the Loan Agreement.    Immediately upon the satisfaction of each of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a)   The definition of "Adjusted Eurodollar Rate" set forth in Section 1 of the Loan Agreement is hereby amended by adding the following new sentence to the end of such definition:

"Notwithstanding the foregoing, in no event shall the "Adjusted Eurodollar Rate" be less than 1.0%."

(b)   The definition of "Fixed Charges" set forth in Section 1 of the Loan Agreement is hereby amended and restated to read as follows:

"Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or payable during such period, plus (b) scheduled payments of principal with respect to

CH\I 125510.3

Indebtedness during such period including scheduled payments with respect to Capital Leases, plus (c) income taxes paid or payable in cash during such fiscal period, plus  (d ) all dividend payments and payments made to repurchase Capital Stock during such fiscal period, plus (e) all unfinanced Capital Expenditures made in such fiscal period. This definition of Fixed Charges shall exclude any scheduled lump sum payments required to be made by Borrowers in 2007, 2008 and 2009 on the Remaining Notes."

(c)    The definition of "Interest Rate" set forth in Section 1 of the Loan Agreement is hereby amended and restated to read as follows:

"Interest Rate" shall mean,

              (a)            Subject to clause (b) of this definition below:

(i)	as to Prime Rate Loans that are Revolving Loans, a rate equal to 1.0% plus the Prime Rate,

(ii)	as to Prime Rate Loans that are Term Loans, a rate equal to 1.25% plus the Prime Rate,

(iii)
as to Eurodollar Rate Loans that are Revolving Loans, a rate equal to 2.75% plus the Adjusted Eurodollar Rate (in each case, based on the London Interbank Offered Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days prior to the commencement of the Interest Period, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor),

(iv)
as to Eurodollar Rate Loans that are Term Loans, a rate equal to 3.00% plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days prior to the commencement of the Interest Period, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor), and

(v)	as to fees for Letter of Credit Obligations, a rate equal to 3.00%; and;

CH\I 125510.3

(b)           Notwithstanding anything to the contrary contained in clause (a) of this definition, the rates set forth in clause (a) for Prime Rate Loans, Eurodollar Rate Loans and fees for Letter of Credit Obligations shall be increased by an additional two percent (2%) per annum, at Agent's option, (i) either (A) without notice, for the period on and after the date of termination or non-renewal hereof until such time as all Obligations (other than contingent indemnification obligations not asserted or due) are paid and satisfied in full in immediately available funds, or (B) upon notice to the Administrative Borrower (which notice shall not be required if an Event of Default has occurred and is continuing under Sections 10.1(g) and (h) of this Agreement), for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing and (ii) on the Revolving Loans to any Borrower at any time outstanding in excess of the Borrowing Base of such Borrower or the Revolving Loan Limit of such Borrower (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default);

(d)   Section 3.2(a) of the Loan Agreement is hereby amended by deleting the language "one quarter of one (.25%) percent" and replacing it with the language "three-eights of one percent (0.375%)"

(e)   Section 9.18 of the Loan Agreement is hereby amended and restated to read as follows:

"9.18 Minimum Fixed Charge Coverage Ratio. Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each calendar month, a Fixed Charge Coverage Ratio for the 12-month period then ending of not less than (a) 0.90:1.0 for the months ending December 31, 2009, January 31, 2010 and February 28, 2010 and (b) 1.0:1.0 for each month ending thereafter."

(f)    Section 9.19 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"9.19 Minimum Excess Availability. Borrowers shall maintain at all times Aggregate Suppressed Availability of at least (a) $10,000,000 through and including March 31, 2010 and (b) $5,000,000 thereafter.

SECTION 2    Limited Waiver.Agent and Lenders hereby waive Borrowers compliance with Section 9.17 of the Loan Agreement solely for the period ending September 30, 2009 and Section 9.18 of the Loan Agreement solely for the periods ending September 30, 2009,

CH\1125510.3

October 31, 2009 and November 30, 2009; provided, that Borrowers shall continue to comply with Sections 9.17 and 9.18 of the Loan Agreement for all periods ending December 31, 2009 and thereafter.

SECTION 3    Conditions to Effectiveness. The effectiveness of the amendments and waivers set forth in Section 1 above are subject to the satisfaction of each of the following conditions and in each case in form and substance, and with results, satisfactory to Agent:

(a)   Agent shall have received a duly executed counterpart of this Amendment from Borrowers, KER and Required Lenders;

(b)   Agent shall have received an amendment fee equal to $100,000 for the ratable benefit of the Lenders executing this Amendment which fee shall be earned in full and payable on the date hereof; and

(c)   Agent shall have received resolutions of the Borrowers certified by an officer of the Borrowers approving the transactions contemplated by this Amendment, in form and substance satisfactory to the Agent.

SECTION 4    Representations, Warranties and Covenants.In order to induce Agent and Lenders to enter into this Amendment, Borrowers and KER represent, warrant and covenant to Agent and Lenders, upon the effectiveness of this Amendment, which representations, warranties and covenants shall survive the execution and delivery of this Amendment that:

(a)   No Default; etc.No Default or Event of Default has occurred and is continuing after giving effect to this Amendment or would result from the execution or delivery of this Amendment or the consummation of the transactions contemplated hereby.

(b)   Corporate or Limited Liability Company Power and Authority;  Authorization.  Each Borrower and KER have the power and authority to execute and deliver this Amendment and to carry out the terms and provisions of the Financing Agreements, as amended by this Amendment, to which they are a party and the execution and delivery by such Borrower and KER of this Amendment, and the performance by such Borrower and KER of their obligations hereunder have been duly authorized by all requisite action by such Borrower and KER.

(c)   Execution and Delivery.Each Borrower and KER have duly executed and delivered this Amendment.

(d)   Enforceability.This Amendment constitutes the legal, valid and binding obligations of each Borrower and KER, enforceable against each Borrower and KER in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' right generally, and by general principles of equity.

(e)   Representations and Warranties.All of the representations and warranties contained in the Financing Agreements (other than those which speak expressly only as of a

CI-I\1125510.3

different date) are true and correct as of the date hereof after giving effect to this Amendment and the transactions contemplated hereby.

SECTION 5            Miscellaneous.

(a)   Effect; Ratification. Borrowers acknowledge that all of the reasonable legal expenses incurred by Agent in connection herewith shall be reimbursable under Section 9.23 of the Loan Agreement. The amendments and waivers set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Agreement or (ii) prejudice any right or rights that any Lender may now have or may have in the future under or in connection with any Financing Agreement. Each reference in the Financing Agreements to "this Agreement", "herein", "hereof' and words of like import shall mean such Financing Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Financing Agreements and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Agreements, except as herein amended are hereby ratified and confirmed and shall remain in full force and effect.

(b)   Counterparts; etc. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Delivery of an executed counterpart of this Amendment by fax shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

(c)   Governing Law. This Amendment shall be deemed a Financing Agreement and shall be governed by, and construed and interpreted in accordance with the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

(d)   Reaffirmation. Each Borrower and KER reaffirms all of its obligations under Section 14 of the Loan Agreement as a guarantor of the Obligations.

[Signature Pages Follow]

CH\1 125510 3

IN WITNESS WHEREOF, Agent, Required Lenders, Borrowers and KER have caused this Amendment No. 3 to Loan and Security Agreement to be duly executed as of the day and year first above written.

BORROWERS:
KEYSTONE CONSOLIDATED INDUSTRIES, INC.

By: /s/ Bert E. Downing, Jr                                                    .
Title: V.P. – CFO
Name:  Bert E. Downing, Jr.

KEYSTONE WIRE PRODUCTS INC.

By: Dissolved 12/28/07
Title: ______________________________________
Name: _____________________________________

ENGINEERED WIRE PRODUCTS, INC.

By: /s/ Bert E. Downing, Jr                                                    .
Title: V.P. – Treasurer
Name:  Bert E. Downing, Jr.

F V STEEL AND WIRE COMPANY

By: /s/ Bert E. Downing, Jr                                                    .
Title: V.P. – Treasurer
Name:  Bert E. Downing, Jr.

KEYSTONE-CALUMET, INC.

By: /s/ Bert E. Downing, Jr                                                    .
Title: V.P. – CFO
Name:  Bert E. Downing, Jr.

CH\ I I 25510

Agreed and Acknowledged by:

KEYSTONE ENERGY RESOURCES, LLC

By: /s/ Bert E. Downing, Jr                                                .
Title: V.P. – Treasurer
Name:  Bert E. Downing, Jr.

AGENT AND LENDERS:

WACHOVIA CAPITAL FINANCE CORPORATION
(CENTRAL), as Agent and a Lender

By: /s/ Laura Dixon
Title: Vice President
Name: Laura Dixon

CAPITAL ONE LEVERAGE FINANCE CORP. (f/k/a/
North Fork Business Capital Corporation), as a Lender

By:     __________________________________
Title:  __________________________________
Name:  _________________________________

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:      __________________________________
Title:   __________________________________
Name: __________________________________

CYt11255103

2

Agreed and Acknowledged by:

KEYSTONE ENERGY RESOURCES, LLC

By:   _______________________________
Title:  ______________________________
Name:   _____________________________

AGENT AND LENDERS:

WACHOVIA CAPITAL FINANCE CORPORATION
(CENTRAL), as Agent and a Lender

By:     _______________________________
Title:  _______________________________
Name:  ______________________________

CAPITAL ONE LEVERAGE FINANCE CORP. (f/k/a/
North Fork Business Capital Corporation), as a Lender

By: /s/ Vik Dewanjee
Title:  Vice President
Name: Vik Dewanjee

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:   ________________________________
Title:   _______________________________
Name: _______________________________

CH\1125510.

2

Agreed and Acknowledged by:

KEYSTONE ENERGY RESOURCES, LLC

By:    ______________________________
Title:   _____________________________
Name:   ____________________________

AGENT AND LENDERS:

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as Agent and a Lender

By:    _______________________________
Title:  ______________________________
Name: ______________________________

CAPITAL ONE LEVERAGE FINANCE CORP. (f/k/a/ North Fork Business Capital Corporation), as a Lender

By:     ______________________________
Title:   ______________________________
Name: ______________________________

PNC BANK NATION ASSOCIATION, as a Lender

By:   ________________________________
Title:  _______________________________
Name: _______________________________

CH\1125510.

2